SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 30, 1997

                               LEADVILLE CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


    Colorado                         0-1519                         84-0388216
    --------                   -------------------                  ----------
(State or other               (Commission File No.)           (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

          2851 South Parker Road, Suite 610, Aurora, Colorado 80014
          ---------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 671-9792
                                                    --------------


                                 Not Applicable
                     ---------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

      Reference is made to the Registrant's disclosure of litigation entitled Mining Equipment, Inc. vs. Leadville Corporation in the Registrant's Form 10-KSB for the Fiscal Year Ended December 31, 1996 and the Registrant's Form 10-QSB for the Quarter Ended June 30, 1997, which discussions are incorporated herein by reference.

      On October 30, 1997, the Registrant received a Notice of Levy, along with a Notice of Sheriff's Sale filed on September 29, 1997 relating to foreclosure procedures concerning the Company's properties in Lake County, Colorado as a result of a judgment in favor of Mining Equipment, Inc. which has been outstanding for several years. In general, these properties comprise the Registrant's inactive Diamond-Resurrection Mine as well as the Registrant's Stringtown mill site. These properties consist primarily of patented and unpatented mining claims covering approximately 2,000 of the 4,500 acres held by the Registrant in the area ("Covered Properties").

      Under the foreclose procedures, unless the judgment is satisfied or the Registrant and Mining Equipment reach a settlement, a sale of some or all of the Covered Properties is scheduled for December 12, 1997, and the Registrant will have 75 days after that date to redeem any sold properties by payment of the sales price paid at the sale. Management believes that the value of the Covered Properties is significantly in excess of the judgment amount and, accordingly, not all of the Covered Properties should be sold in the event a sale occurs.
However, this result cannot be assured. As disclosed previously in the aforementioned Forms 10- KSB and 10-QSB, the Registrant is attempting to secure financing to pay the judgment as well as provide for working capital.

      The judgment has been an outstanding liability of the Registrant for several years and is one component that must be dealt with as part of the Registrant's current restructuring efforts. In the event the Registrant is not successful in raising capital to satisfy the judgment, it could lose a significant portion of its properties.

Item 7. Financial Statements and Exhibits.

      Exhibits.

      (a) None.
      (b) None.
      (c) The following exhibits are filed herewith:
            (1) Material incorporated by reference from the Annual Report on Form 10-KSB For the Year Ended December 31, 1996, "Item 3. Legal Proceedings--Mining Equipment, Inc."
            (2) Material incorporated by reference from the Quarterly Report on Form 10-QSB For the Quarter Ended June 30, 1997, "Item 1. Legal Proceedings--Mining Equipment, Inc."

                                     SIGNATURES
                                     ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     LEADVILLE CORPORATION


Date: November 11, 1997       By: /s/ John H. Gasper
                                  ------------------------------
                                  John H. Gasper, President




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                                     EXHIBIT (1)

MINING EQUIPMENT, INC.

      During December 1988, Leadville raised financing for operations through the sale and lease back of certain mining and milling equipment. In late 1989, due to Leadville's lack of financial resources, scheduled payments under the agreement could not be made and the lessor of the equipment sued in the District Court of Lake County, Colorado to obtain financial relief and possession of the equipment (Mining Equipment, Inc. vs. Leadville Corporation).

      During October 1994, Leadville and Mining Equipment, Inc. reached an agreement to settle the case for $678,000. The plaintiff has obtained possession of substantially all mining and milling equipment subject to the lease agreements, with the exception of the Diamond Mine hoist and certain other equipment. The plaintiff's right to possession of the hoist is subordinate to Leadville's debenture holders' first mortgage position. Leadville has been informed in the past that the plaintiff intends to obtain possession of the other equipment.

      As of December 31, 1996, Leadville is obligated to Mining Equipment, Inc. in the amount of $796,000, including accrued interest. The plaintiff asserts that it has the right to foreclose on Leadville's properties to satisfy the obligation. Leadville contests such assertions and, to date, the plaintiff has not initiated any foreclosure action.

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                                     EXHIBIT (2)

MINING EQUIPMENT, INC.

      During December 1988, Leadville raised financing for operations through the sale and lease back of certain mining and milling equipment. In late 1989, due to Leadville's inability to raise financing, scheduled payments under the agreement could not be made and the lessor of the equipment sued in the District Court of Lake County, Colorado to obtain financial relief and possession of the equipment (Mining Equipment, Inc. vs. Leadville Corporation).

      During October 1994, Leadville and Mining Equipment, Inc. reached an agreement to settle the case for $678,000. The plaintiff has obtained possession of substantially all mining and milling equipment subject to the lease agreements, with the exception of the Diamond Mine hoist and certain other equipment. The plaintiff's right to possession of the hoist is subordinate to Leadville's debenture holders' first mortgage position.

      As of June 30, 1997, Leadville is obligated to Mining Equipment, Inc. in the amount of $823,100 including accrued interest. The plaintiff asserts that it has the right to foreclose on Leadville's properties to satisfy the obligation. Leadville contests such assertions and, to date, the plaintiff has not initiated any foreclosure action.


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